Exhibit 10.1

EXECUTION VERSION

AMENDMENT No. 1, dated as of October 23, 2015 (this “Amendment”), to the Credit Agreement dated as of October 23, 2013, among NEWS CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A. and CITIBANK, N.A., as co-administrative agents, JPMCB as Designated Agent (the “Designated Agent”), and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Commonwealth Bank of Australia shall act as the joint lead arrangers and bookrunners with respect to the Amendment (the “Lead Arrangers”).

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 8.01 of the Credit Agreement provides that the Loan Parties and the Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to Credit Agreement. As of the Amendment No.1 Effective Date:

(i) Schedule I to the Credit Agreement is hereby amended and restated in its entirety with the schedule attached hereto as Exhibit I.

(ii) Section 1.01 of the Credit Agreement is amended to add the following definitions:

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of October 23, 2015.

“Amendment No. 1 Effective Date” shall mean October 23, 2015, the date on which the conditions set forth in Section 3 of Amendment No. 1 have been satisfied.

(iii) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety with the following:

““Applicable Margin” means as of any date, a percentage per annum set forth in the table below determined by the Adjusted Operating Income Leverage Ratio as set forth in the most recent Compliance Certificate received by the Designated Agent pursuant to Section 5.01(i); provided that Pricing Level I as set forth below shall apply until delivery by the Borrower to the Designated Agent of the Compliance Certificate for the first fiscal quarter completed after the Amendment No. 1 Effective Date pursuant to Section 5.01(i):

Pricing Level	Adjusted Operating Income Leverage Ratio	Applicable Margin for Eurodollar Rate Advances	Applicable Margin for Base Rate Advances	Commitment Fees
I	< 1.0x	1.50%	0.50%	0.225%
II	> 1.0x and < 2.0x	1.75%	0.75%	0.250%
III	> 2.0x and < 2.5x	2.00%	1.00%	0.325%
IV	> 2.5x	2.25%	1.25%	0.450%

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Adjusted Operating Income Leverage Ratio set forth in any Compliance Certificate delivered to the Designated Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Adjusted Operating Income Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Adjusted Operating Income Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Section 2.04 and Section 2.07 as a result of the miscalculation of the Adjusted Operating Income Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.04 and Section 2.07, as applicable, at the time the interest or fees for such period were required to be paid pursuant to such Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.07(b), in accordance with the terms of this Agreement).”

(iv) The definition of “Sanctioned Country” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety with the following:

““Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).”

(v) The definition of “Sanctioned Person” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety with the following:

““Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council,

the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Australian Department of Foreign Affairs and Trade or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person the Borrower knows after reasonable inquiry to be owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).”

(vi) The definition of “Sanctions” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety with the following:

““Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Australian Department of Foreign Affairs and Trade or other relevant sanctions authority.”

(vii) The definition of “SEC Filings” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety with the following:

““SEC Filings” means the Borrower’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, or any publicly available press releases of the Borrower or filings by the Borrower with the SEC prior to the Amendment No. 1 Effective Date.”

(viii) The definition of “Termination Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing “the five year anniversary of the Effective Date” with “October 23, 2020”.

(ix) Section 2.04(a) of the Credit Agreement is hereby amended by adding the following proviso to the end thereof:

“; provided further that all accrued commitment fees to but excluding the Amendment No. 1 Effective Date shall be payable on the Amendment No. 1 Effective Date”.

(x) The last sentence of Section 4.01(e) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“Except as described in the SEC Filings prior to the Amendment No. 1 Effective Date, since June 30, 2015, there has been no Material Adverse Change.”

(xi) Section 4.01(g) of the Credit Agreement is hereby amended by replacing “Effective Date” with “Amendment No. 1 Effective Date”.

(xii) Section 4.01(m) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“(m) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries, and, to the knowledge of the Borrower, their respective directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.”

(xiii) Section 5.01(a) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except to the extent that the failure to so comply would not be reasonably likely to have a Material Adverse Effect. The Borrower will maintain policies and procedures reasonably designed to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

(xiv) Section 5.02(g) of the Credit Agreement is hereby amended and restated in its entirety with the following:

“(g) Request any Borrowing or Letter of Credit, or use, or authorize any of its Subsidiaries or its or their respective directors, officers, employees or agents to use, the proceeds of any Borrowing or Letter of Credit (A) for the purpose of offering, paying, promising to pay, or authorizing the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions applicable to Borrower or any such Subsidiary, or (C) in any manner that Borrower knows after reasonable inquiry to be likely to result in the violation of any Sanctions applicable to any party hereto.”

Section 2. Representations and Warranties.

(a) On the date hereof, before and after giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except for representations and warranties qualified as to materiality and Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof (except to the extent any such representation or warranty specifically relates to an earlier date in which case such representation and warranty shall be accurate in all material respects as of such earlier date).

(b) At the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No.1 Effective Date”) that the following conditions have been satisfied:

(i) Except as described in the SEC Filings prior to the Amendment No. 1 Effective Date, there shall have occurred no Material Adverse Change since June 30, 2015.

(ii) (x) The Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Designated Agent (including the reasonable and documented accrued fees and expenses of one primary counsel to the Designated Agent) invoiced at least three Business Days prior to the Amendment No. 1 Effective Date, (y) the Borrower shall have paid, for the account of each Lead Arranger, such fees as such Lead Arranger and the Borrower have separately agreed in writing in connection with this Amendment that are required to be paid by the Borrower on the Amendment No. 1 Effective Date and (z) the Borrower shall have paid (a) for the account of each Lender, a fee equal to 0.10% of the aggregate principal amount of such Lender’s Revolving Credit Commitments as in effect immediately prior to the Amendment No. 1 Effective Date (the “Existing Revolving Credit Commitment”) and (b) for the account of each Lender, a fee equal to 0.25% of the aggregate principal amount of the excess of such Lender’s Revolving Credit Commitments set forth on Exhibit I hereto over such Lender’s Existing Revolving Credit Commitment, if applicable.

(iii) On the Amendment No. 1 Effective Date, the representations and warranties in Section 2 of this Amendment shall be true and correct and the Designated Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated the Amendment No. 1 Effective Date, to that effect.

(iv) The Designated Agent shall have received on or before the Amendment No. 1 Effective Date the following, each dated such day, in form and substance satisfactory to the Designated Agent:

(1) Executed counterparts to this Amendment from each of the Loan Parties and each of the Lenders and Issuing Banks listed on Exhibit I hereto;

(2) Certified copies of the resolutions of the board of directors of each Loan Party approving this Amendment and the documents executed and delivered in connection herewith, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

(3) A certificate of a Responsible Officer of each Loan Party certifying the names and true signatures of the Responsible Officers of such Loan Party authorized to execute and deliver this Amendment and the other documents to be delivered hereunder;

(4) A favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Loan Parties, in form and substance satisfactory to the Designated Agent.

(v) The Designated Agent and each Lender shall have received all information requested by the Designated Agent or such Lender at least five Business Days prior to the Amendment No. 1 Effective Date to comply with the PATRIOT Act and other “know your customer” laws and regulations.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 7. Effect of Amendment. Except as expressly set forth herein (including in Exhibit I hereto), (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Designated Agent under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect as expressly amended hereby. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party after giving effect to this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No.1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment, and each reference to any Guarantee shall refer to such Guarantee as amended hereby.

Section 8. Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally agrees that Section 8.11 of the Credit Agreement is incorporated herein mutatis mutandis.

Section 9. Loss of FATCA Grandfathering. From and after the Amendment No.1 Effective Date, solely for purposes of FATCA, the Borrower and the Designated Agent shall treat, and the Lenders hereby authorize the Borrower and the Designated Agent to treat, the Credit Agreement and all advances made thereunder (including any Advances already outstanding) as no longer qualifying as “grandfathered obligations” within the meaning of Treasury Regulation section 1.1471-2(b)(2)(i).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NEWS CORPORATION, as Borrower

By:	/s/ Kevin P. Halpin
	Name:	Kevin P. Halpin
	Title:	Senior Vice President and
Deputy Chief Financial Officer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A.,
as Designated Agent, an Issuing Bank and a Lender

By:	/s/ Peter Thauer
Name: Peter Thauer Title: Managing Director

[Signature Page to Amendment]

CITIBANK, N.A., as Co-Administrative Agent, an Issuing Bank and a Lender

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Lender Signature Page to Amendment]

COMMONWEALTH BANK OF AUSTRALIA, (Name of Institution)

By:	/s/ William Ho
Name: William Ho
Title: Senior Associate

[Lender Signature Page to Amendment]

BANK OF AMERICA, N.A.

By:	/s/ Eric Ridgway
Name: Eric Ridgway
Title: Vice President

[Lender Signature Page to Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH,

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

[Lender Signature Page to Amendment]

GOLDMAN SACHS BANK USA

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[Lender Signature Page to Amendment]

HSBC BANK USA, NATIONAL ASSOCIATION,
(Name of Institution)

By:	/s/ Eddie Dec
Name: Eddie Dec
Title: Director

[Lender Signature Page to Amendment]

Lloyds Bank plc

By:	/s/ Erin Doherty
Name: Erin Doherty – D006
Title: Assistant Vice President

By:	/s/ Daven Popat
Name: Daven Popat – P003
Title: Senior Vice President

[Lender Signature Page to Amendment]

National Australia Bank Limited
(Name of Institution)

By:	/s/ Archit Goradia
Name: Archit Goradia
Title: Director – Telco., Media & Internet

[Lender Signature Page to Amendment]

Westpac Banking Corporation

,

By:	/s/ Richard Yarnold
Name: Richard Yarnold
Title: Director

[Lender Signature Page to Amendment]

EXHIBIT I

Schedule I

Commitments

Name of Initial Lender	Revolving Credit Commitment	Letter of Credit Commitment[1]
JPMorgan Chase Bank, N.A.	$86,000,000	$50,000,000
Citibank, N.A.	$86,000,000	$50,000,000
Commonwealth Bank of Australia	$86,000,000
Bank of America, N.A.	$56,000,000
Deutsche Bank AG New York Branch	$56,000,000
Goldman Sachs Bank USA	$56,000,000
HSBC Bank USA, National Association	$56,000,000
Lloyds Bank plc	$56,000,000
National Australia Bank Limited	$56,000,000
Westpac Banking Corporation	$56,000,000
TOTAL:	$650,000,000	$100,000,000

[1]	The Letter of Credit Commitment is part of and not in addition to the Revolving Credit Commitment.